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Exhibit 32.2

SECTION 1350 CERTIFICATION

        This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        The undersigned, who is the Chief Financial Officer of Behringer Harvard Opportunity REIT II, Inc. (the "Company"), hereby certifies, to her knowledge:

        The Quarterly Report on Form 10-Q of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Dated this 16th day of May, 2011.

/s/ KYMBERLYN K. JANNEY Kymberlyn K. Janney Chief Financial Officer and Treasurer

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2
SECTION 1350 CERTIFICATION